SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: October 5, 2001

                          TTI HOLDINGS OF AMERICA CORP.
             (Exact name of registrant as specified in its charter)

  Delaware                       000-30734                       11-3255619
(State of                 (Commission File Number)             (IRS Employer
Incorporation)                                                 Identification #)


             545 Madison Avenue, 6th Floor, New York, New York 10022
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  212-759-8899
                    ----------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


Andrew B. Mazzone has resigned as Sole Officer of the registrant, effective October 15, 2001. He will remain on the Board of Directors. The Company has appointed in accordance with the Management Consulting Agreement with Crossover Advisors, LLC, James W. Zimbler as CEO and Chairman of the Board of Directors.


James W. Zimbler
From February 2001, until October 15, 2001, Mr. Zimbler was engaged in consulting for various companies. Prior to that, Mr. Zimbler was Chairman of the Board of Directors of IntermediaNet, Inc, a public company from January 1999 through November 1999, when he became just the Chairman until February 2001. He was re-appointed CEO in September, 2001. He was then Chairman and CEO of Universal Media Holdings, Inc., until February 2001. From December of 1996 through November of 1998, Mr. Zimbler was President and Chief Operating Officer for Total Freight Solutions America, Inc. (T.F.S. America, Inc.) There, he managed the day-to-day operations of company. Mr. Zimbler was employed by Packaging Plus Services, Inc. from August of 1994 through December of 1996. Mr. Zimbler attended Suffolk Community College from 1983 through 1985 where he majored in Business Administration.



EXHIBITS

None



         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Andrew B. Mazzone
         -------------------------
         Andrew B. Mazzone
         CEO,     President

Date:    October 5, 2001